Exhibit 10.2A

FIRST AMENDMENT TO THE

MIDTOWN BANK & TRUST COMPANY

2007 STOCK INCENTIVE PLAN

THIS FIRST AMENDMENT is made as of July 1, 2015, by Landmark Bancshares, Inc. (the “Company”), as successor to First Landmark Bank and Midtown Bank & Trust Company.

WHEREAS, pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”) by and between First Landmark Bank (“First Landmark”) and Midtown Bank & Trust Company (“Midtown Bank”), dated as of April 28, 2014 by which Midtown Bank was merged with and into First Landmark with First Landmark being the surviving entity (the “Merger”) and all issued and outstanding shares of the common stock of Midtown Bank were exchanged for shares of the common stock of First Landmark.

WHEREAS, as a result of the Merger, First Landmark assumed sponsorship of the Midtown Bank & Trust Company 2007 Stock Incentive Plan (the “Plan”), effective as of October 20, 2014.

WHEREAS, pursuant to that certain Agreement and Plan of Share Exchange (the “Share Exchange Agreement”) between the First Landmark and the Company by which all shares of issued and outstanding shares of First Landmark’s common stock were exchanged for shares of the Company’s common stock (the “Share Exchange”) and by which First Landmark is now wholly-owned by a bank holding company (the “Reorganization”), the Company has assumed sponsorship of the Plan.

WHEREAS, in connection with the Merger, Reorganization and Share Exchange, the Company wishes to amend the Plan to reflect the change in Plan sponsorship, to reflect that shares of common stock of the Company have been substituted for shares of common stock of First Landmark, and to make other conforming changes to the Plan resulting from the consequences of the Merger, Reorganization and Share Exchange.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended, effective as of the effective time of the Reorganization (as that term is defined in the Share Exchange Agreement), as follows:

1.      By deleting the phrase “Midtown Bank & Trust Company 2007 Stock Incentive Plan” each time it appears in the Plan and substituting therefor the phrase “Landmark Bancshares, Inc. 2007 Stock Incentive Plan.”

2.      Except for Sections 1.1(b) and 5.5, by deleting the capitalized word “Bank” each place it appears in the Plan and substituting therefor the word “Company.”

3.      By deleting Section 1.1(b) and by substituting therefor the following:

“(b)     ‘Bank’ means First Landmark Bank and any successor thereto”

4.      By adding the following new Section 1.1(g-1):

“(g-1)     ‘Company’ means Landmark Bancshares, Inc.”

5.      By deleting Section 1.1(r) in its entirety and by substituting therefor the following:

“(r)     ‘Plan’ means the Landmark Bancshares, Inc. 2007 Stock Incentive Plan.”

6.      By deleting Section 2.2 in its entirety and by substituting therefor the following:

“2.2     Stock Subject to the Plan.  Subject to adjustment in accordance with Section 5.2, one hundred sixty thousand (160,000) shares of Stock (the “Maximum Plan Shares”) are hereby reserved exclusively for issuance upon exercise or payment pursuant to Stock Incentives. The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Stock Incentive that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full will again be available for purposes of the Plan.”

7.      By adding a new final sentence to Section 2.4, as follows:

“Effective July 1, 2015, no new Stock Incentives shall be granted under the Plan.”

8.      By deleting Section 5.10 in its entirety and by substituting therefor “[Reserved.]”.

9.      By deleting Section 5.12 in its entirety and by substituting therefor “[Reserved.]”.

Except as specifically amended hereby, the remaining provisions of the Plan shall remain in full force and effect as prior to the adoption of this First Amendment.

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IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed as of the date first above written.

LANDMARK BANCSHARES, INC. By: /s/ R. Stanley Kryder Title: Chief Executive Officer